Exhibit 10.32

        FOURTH AMENDING AGREEMENT

THIS AGREEMENT is made as of February 18, 2004,

B E T W E E N:

MAGNA ENTERTAINMENT CORP.

as Borrower (the "Borrower")

- and -

THE GUARANTORS SET FORTH
ON THE SIGNATURE PAGES HEREOF
as Guarantors (collectively, the "Guarantors")

- and -

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Lender (the "Lender")

- and -

BANK OF MONTREAL, ACTING THROUGH ITS
CHICAGO LENDING OFFICE
as Agent (the "Agent")

RECITALS:

A.
The Lender has made a certain credit facility available to the Borrower in accordance with the terms and conditions set out in an amended and restated credit agreement (the "Amended and Restated Credit Agreement") dated as of October 10, 2003, between the Borrower, the Guarantors, the Lender, the Agent and BMO Nesbitt Burns Inc., a Division of Bank of Montreal, as arranger;

B.
The Amended and Restated Credit Agreement has been amended by a First Amending Agreement made as of June 8, 2004 amongst the parties hereto, a Second Amending Agreement made as of October 14, 2004 and a Third Amending Agreement made as of December 7, 2004 (the Amended and Restated Credit Agreement as amended thereby, hereinafter referred to as the "Loan Agreement"); and

C.
The Borrower, the Lender and the Agent have agreed to certain additional amendments to the Loan Agreement which are set out in this Fourth Amending Agreement and the Guarantors have agreed to confirm the guarantees and security granted by them in connection with the Loan Agreement;

                        NOW THEREFORE in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties agree as follows:

1.
Interpretation

                Capitalized terms not defined in this Fourth Amending Agreement have the meaning given to such terms in the Loan Agreement.

2.
Loan Agreement Amendments

    The parties hereto agree to amend the Loan Agreement as follows:

  2.1
  Amend section 7.1.18.1 (Total Funded Debt to EBITDA) by adding the words "less cash but limited to the extent of bank indebtedness" such that the definition reads as follows:

    "7.1.18.1 Total Funded Debt to EBITDA. The ratio of (i) Total Funded Debt less cash, but limited to the extent of bank indebtedness, reflected on the Borrower's consolidated balance sheet to (ii) EBITDA shall not be greater than 5.0:1.0."

  2.2
  Amend the definition of Total Interest Expense (1.1.120) by adding the following words at the end of the definition such that Total Interest Expenses is limited to the extent that such amounts were included in the calculation of Net Income: "provided that, for greater certainty, capitalized interest shall not be included in the calculation of Total Interest Expense."

  2.3
  Amend section 7.1.18.2 (Total Interest Coverage) by deleting the words "less Taxes and" such that the definition reads as follows:

    "7.1.18.2 Total Interest Coverage. The ratio of (i) EBITDA less non-discretionary maintenance Capital Expenditures in excess of $10,000,000, to (ii) Total Interest Expense shall be no less than 1.5:1.0."

3.
Loan Agreement

          Save as expressly amended by this Fourth Amending Agreement, all other terms and conditions of the Loan Agreement and each of the Loan Documents remain in full force and effect, unamended, and this Fourth Amending Agreement constitutes a Loan Document for the purposes of the Loan Agreement.

4.
Guarantee and Security

                Each of the Guarantors acknowledges and confirms that (i) the guarantee granted by it pursuant to Article 10 of the Loan Agreement constitutes a continuing guarantee of, among other things, all present and future obligations of the Borrower to the Lender under the Loan Agreement and shall remain in full force and effect; and (ii) each of the other Loan Documents executed by it shall remain in full force and effect. In addition, (i) MEC Land Holdings (California) Inc. acknowledges and confirms that the Golden Gate Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect, and (ii) The Santa Anita Companies, Inc. acknowledges and confirms that the Santa Anita Mortgage constitutes continuing security for the obligations secured thereby and shall remain in full force and effect.

5.
Representations and Warranties

                The Borrower represents and warrants to the Agent and the Lender that all of the representations and warranties of the Borrower set out in section 6.1 of the Loan Agreement are true and correct on the date hereof provided if any such representation and warranty is specifically given as of any particular date or particular period of time, then such representation and warranty shall continue to be given as at such date or such period of time.

6.
Counterparts

                This Fourth Amending Agreement may be signed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                        IN WITNESS WHEREOF this Fourth Amending Agreement has been executed by the parties hereto as of the date first written above.

MAGNA ENTERTAINMENT CORP., as Borrower

By:	Name: Title:
By:	Name: Title:

BAY MEADOWS OPERATING COMPANY LLC, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Title:
By:	Name: Title:

PACIFIC RACING ASSOCIATION, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Title:
By:	Name: Title:

MEC LAND HOLDINGS (CALIFORNIA) INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Title:
By:	Name: Title:

THE SANTA ANITA COMPANIES, INC., as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Title:
By:	Name: Title:

LOS ANGELES TURF CLUB, INCORPORATED, as Guarantor, but only with respect to Article 10 of the Loan Agreement and all other provisions related thereto

By:	Name: Title:
By:	Name: Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Lender

By:	Name: Title:
By:	Name: Title:

BANK OF MONTREAL, acting through its Chicago lending office, as Agent

By:	Name: Title:
By:	Name: Title: